Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 11, 2025, with respect to the consolidated financial statements of Compass Minerals International, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Kansas City, Missouri
August 27, 2026